EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the registration statements listed below of our reports dated February 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of The Southland Corporation and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in this Annual Report on Form 10-K.

                                                           Registration No.
                                                           ----------------
    On Form S-8 for:

         Post-Effective Amendment No. 3 to The Southland
            Corporation Equity  Participation Plan                33-23312

         Post-Effective Amendment No. 1 to The Southland
            Corporation Grant Stock Plan                          33-25327
         The Southland Corporation 1995 Stock Incentive
            Plan                                                  33-63617


COOPERS & LYBRAND L.L.P.


Dallas, Texas
March 25, 1997





                                    TAB 8